Exhibit 99.1

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Assure Holdings Joins MultiPlan PPO Network

DENVER, November 2, 2021 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM; TSXV: IOM), a provider of intraoperative neuromonitoring services (“IONM”), is pleased to announce that it has signed an agreement (the “Agreement”) with The MultiPlan Network (“MultiPlan”), a third-party administrator, to provide network access for hundreds of commercial insurance payors throughout the United States. This Agreement binds payors to the contract at a predetermined rate and timeframe, effectively reducing the time it takes to collect payment for these claims.

“Assure worked closely with MultiPlan to craft the Agreement that we believe will improve network utilization for Assure’s IONM claims. The Agreement is expected to attract a substantially higher proportion of eligible claims to our contracted rate,” said John A. Farlinger, executive chairman and CEO. “Our expectation is that Assure’s total commercial insurance volume in contractual rates, either directly with payors or indirectly through Third-Party Administrators, will materially increase from current levels over the next twelve months as a result of the MultiPlan Agreement.”

Farlinger added, “Executing this Agreement represents important progress in Assure’s effort to reduce risk, minimize complexity and accelerate payments. Further developing an in-network revenue stream is a key differentiator that few of our IONM peers have the scale or experience to achieve.”

The term of the Agreement with MultiPlan is one year starting on the effective date August 15, 2021, which is automatically renewed on an annual basis thereafter with a mutual right to terminate within 180 days upon written notice.

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned the Joint Commission’s Gold Seal of Approval®. For more information, visit the Company’s website at www.assureneuromonitoring.com.

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws, including but not limited to: comments with respect to strategies; expectations; planned operations; future actions of the Company; the Company’s growth potential and strategy and the expected effects of the Agreement on the Company’s business and operations and the Company’s total commercial insurance volumes in contractual rates. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: the Agreement may not materially improve Assure’s total commercial insurance volume in contractual rates, either directly with payors or indirectly through aggregators and subsidiaries, from its current level; the Agreement may not result in helping the Company to reduce risk, minimize complexity and accelerate payments; the Agreement may not improve network utilization for Assure’s IONM claims; the Company’s strategy to develop an in-network revenue stream; the Company may not negotiate additional in-network agreements; the Company may not successfully negotiate payments with hospital partners; the uncertainty surrounding the spread of COVID-19 and the impact it will have on the Company’s operations and economic activity in general; and the risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report on Form 10-K filed on March 30, 2021, and with Canadian securities regulators and available on the Company’s profiles on EDGAR at www.sec.gov and SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com